EXHIBIT 10.2
                              TERMINATION AGREEMENT


         This Termination Agreement is made this 15 day of November, 1999 among Portec, Inc., a Delaware corporation ("Parent"), Hornett Acquisition Corp., a Delaware corporation ("Purchaser") and NDC Automation, Inc., a Delaware corporation (the "Company").


                                    RECITALS

         A. Parent, Purchaser and the Company are parties to an Agreement and Plan of Merger dated as of September 13, 1999 (the "Merger Agreement").

         B. Parent, Purchaser and the Company have determined to terminate the Merger Agreement by mutual consent.

         Now, therefore, the parties agree as follows:

                   1. Termination. Pursuant to Section 6.1.1 of the Merger Agreement, Parent, Purchaser and the Company hereby terminate the Merger Agreement and the transactions contemplated thereby by their mutual written consent as set forth in this Agreement. Each party agrees to comply with the provision of Section 6.2 of the Merger Agreement and the Confidentiality Agreement (as therein defined).

                   2. Consideration. Concurrent with the execution of this Agreement, Parent is paying to the Company the sum of $75,000 and the Company and J Richard Industries, LP, an affiliate of Parent are entering into a Stock Purchase Agreement. The Company agrees that if on or before November 12, 2000 the Company enters into an agreement to effect a Subsequent Transaction (as herein defined) and such Subsequent Transaction is thereafter consummated, the Company will refund $75,000 to Parent immediately upon consummation of the Subsequent Transaction. As used herein, a "Subsequent Transaction" means a transaction with a third party pursuant to which a third party acquires the Company pursuant to any tender or exchange offer, any acquisition of all or substantially all of the assets of the Company or a merger, consolidation or other business combination with the Company, in which the shareholders of the Company receive more than $.75 per share in value (equitably adjusted for any stock splits, stock dividends recapitalization or similar transaction after the date hereof).



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                  3.       Mutual Release.

                           (a) the Company hereby irrevocably releases the Parent, Purchaser and their respective directors, shareholders, officers, employees and agents, including, without limitation, attorneys and investment bankers, from any and all claims and rights (whether by or through the Company, its directors, shareholders, officers, employees or agents) arising out of or related to the Merger Agreement or the termination thereof; provided, however, that the foregoing release does not apply to the obligations of the parties under this Termination Agreement or the Stock Purchase Agreement.

                           (b) Parent and the Purchaser hereby irrevocably release the Company and its directors, principals, officers, employees and agents, including, without limitation, attorneys and investment bankers, from any and all claims and rights (whether by or through Parent or Purchaser or their respective directors, shareholders, partners, principals, officers, employees or agents) arising out of or related to the Merger Agreement or the termination thereof; provided, however, that the foregoing release does not apply to the obligations of the parties under this Termination Agreement or the Stock Purchase Agreement.

                  4.       Miscellaneous.

                           (a) Public Announcements. Parent, Purchaser and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Termination Agreement or the Stock Purchase Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Termination Agreement will be in the form agreed to by the parties hereto prior to the execution of this Termination Agreement.

                           (b) Notices. All notices required or permitted to be given hereunder shall be given as provided in the Merger Agreement.


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                           (c)      Expenses. Except as set forth in Section 2,
                                    each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Termination Agreement including financial advisors', attorneys', accountants' and other professional fees and expenses.

                           (d) Entire Agreement. This Agreement, the Stock Purchase Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties with respect to the subject matter hereof.

                           (e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                           (f) Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

                           (g) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

                           (h) Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party.

                                    [signature page follows]


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         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of the parties hereto as of the day first above written.


                                        NDC AUTOMATION, INC.


                                        By:  /s/ Ralph Dollander
                                            -------------------------





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                                                PORTEC,INC.

                                                By: /s/ Larry J Weber
                                                    -------------------
                                                         Its: President
                                                              ---------

                                                HORNETT ACQUISITION CORP.

                                                By: /s/Larry J Weber
                                                    -----------------

                                                        Its: President
                                                             ---------

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